As Filed With the Securities and Exchange Commission on April 11, 2003
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------

                               Servotronics, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                                           16-0837866
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                                1110 Maple Street
                              Elma, New York 14059
                                 (716) 655-5990
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

         Servotronics, Inc. 1989 Employees Stock Option Plan, as amended Stock Option Agreement for William H. Duerig dated March 24, 1998
    Stock Option Agreement for Dr. Nicholas D. Trbovich dated March 24, 1998
        Stock Option Agreement for Donald W. Hedges dated March 24, 1998
               Servotronics, Inc. 2000 Employees Stock Option Plan
         Stock Option Agreement for William H. Duerig dated July 7, 2000
     Stock Option Agreement for Dr. Nicholas D. Trbovich dated July 7, 2000
         Stock Option Agreement for Donald W. Hedges dated July 7, 2000
             Servotronics, Inc. 2001 Long-Term Stock Incentive Plan

                            (Full title of the plans)
                                -----------------

                                  Lee D. Burns
                               Servotronics, Inc.
                                1110 Maple Street
                              Elma, New York 14059
                                 (716) 655-5990
    (Name, address, including zip code, and telephone number, including area code of agent for service)
                                -----------------

                                   Copies to:
                            William I. Schapiro, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                          Proposed                Proposed
     Title of          Amount to be        Maximum                 Maximum              Amount of
  Securities to be     Registered(1)    Offering Price Per    Aggregate Offering      Registration
    Registered                             Share                    Price                  Fee

-----------------------------------------------------------------------------------------------------

Common
Stock, $.20 par
value per share        620,800 shares         (2)               $2,342,105(2)            $189.48
=====================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) With respect to the shares registered hereunder, the proposed maximum offering price per share shall be calculated in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, and shall be based on: (A) the exercise price for certain options as follows:
     (i) $8.50 with respect to 93,000 shares; (ii) $4.38 with respect to 125,000 shares; and (iii) $3.8125 with respect to 101,200 shares and (B) the average of the high and low sales prices for the Company's common stock as reported on the American Stock Exchange on April 10, 2003 with respect to 301,600 shares.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of common stock of Servotronics, Inc. pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement and required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended, will be sent or given to the plan participants.

     Additionally, participants in the Servotronics, Inc. 1989 Employees Stock Option Plan, 2000 Employees Stock Option Plan, 2001 Long-Term Stock Incentive Plan and the Stock Option Agreements dated March 24, 1998 and July 7, 2000 with Dr. Nicholas D. Trbovich, William H. Duerig and Donald W. Hedges (collectively, the "Plans") are entitled to the documents incorporated by reference in Item 3 of Part II of this Registration Statement, without charge, upon written or oral request. Such requests should be directed to Servotronics, Inc.; Attention:
Secretary, 1110 Maple Street, Elma, New York 14059 (telephone: (716) 655-5990).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

     Servotronics, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission:

     * Our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2002.

     * The description of our shares of common stock, $0.20 par value per share, contained in the Registration Statement on Form 8-B dated December 29, 1972, filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock offered hereby.

     In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

     Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL"), the law of the state in which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties as long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful.

     The DGCL authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's certificate of incorporation limits the liability of directors of the Company to its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

     The By-laws of the Company provide that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Claim"), brought or threatened to be brought against him by reason of his performance as a director or officer of the Company, its parent or any of its subsidiaries, or in any other capacity on behalf of the Company, its parent or any of its subsidiaries. The Company's By-laws also state that upon receipt of an appropriate undertaking, the Company may pay expenses in advance of disposition of any Claim and may also purchase and maintain insurance on behalf of its directors and officers.

     The By-laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director or officer of the Company for liabilities incurred in connection with services rendered for or at the request of the Company, its parent or any of its subsidiaries.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.           EXHIBITS.

     The  following  is a list of  exhibits  filed as part of this  Registration
Statement:

     4(a) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(A)(1) to the Registrant's 1996 Form 10-KSB).

     4(b) Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 3(A)(2) to the Registrant's 1996 Form 10-KSB).

     4(c) Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 3(A)(4) to the Registrant's 1998 Form 10-KSB).

     4(d) Servotronics, Inc. Shareholder Rights Plan dated as of August 26, 2002
          (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the SEC on August 27, 2002).

     5    Opinion of Jaeckle Fleischmann & Mugel, LLP (filed herewith).

     23(a) Consent of PricewaterhouseCoopers LLP (filed herewith).

     23(b) Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5).

     24.  Power of Attorney (included on signature page).

ITEM 9.             UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elma, New York, on April 10, 2003.


                                   SERVOTRONICS, INC.


                                   By: /s/Lee D. Burns
                                        ---------------------------
                                          Lee D. Burns, Treasurer, Secretary and
                                          C.F.O.

                                POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints each of Dr. Nicholas D. Trbovich and Lee D. Burns, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission (including post-effective amendments), granting unto said attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, such person as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the dates indicated.

NAME                                                    TITLE                        DATE
----                                                    -----                        ----
/s/ Dr. Nicholas D. Trbovich                President, C.E.O. and               April 10, 2003
------------------------------              Chairman of the Board
Dr. Nicholas D. Trbovich

/s/ Lee D. Burns                            Treasurer, C.F.O. and C.A.O.        April 10, 2003
-------------------------------------
Lee D. Burns

/s/ Donald W. Hedges                        Director                            April 10, 2003
--------------------------------
Donald W. Hedges

/s/ William H. Duerig                       Director                            April 10, 2003
----------------------------------
William H. Duerig

/s/ Nicholas D. Trbovich, Jr.               Director                            April 10, 2003
-------------------------------
Nicholas D. Trbovich, Jr.

                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

     4(a) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(A)(1) to the Registrant's 1996 Form 10-KSB).

     4(b) Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 3(A)(2) to the Registrant's 1996 Form 10-KSB).

     4(c) Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 3(A)(4) to the Registrant's 1998 Form 10-KSB).

     4(d) Servotronics, Inc. Shareholder Rights Plan dated as of August 26, 2002 (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K filed with the SEC on August 27, 2002).

     5              Opinion  of  Jaeckle   Fleischmann   &  Mugel,   LLP  (filed
                    herewith).

     23(a)          Consent of PricewaterhouseCoopers LLP (filed herewith).

     23(b)          Consent of Jaeckle  Fleischmann  & Mugel,  LLP  (included in
                    Exhibit 5).

     24             Power of Attorney (included on signature page).